Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports First Quarter 2016 Results

Operating Income increased to $13.4 million compared to $3.7 million for First Quarter 2015

Adjusted EBITDA increased to $62.9 million, a 7% improvement compared to First Quarter 2015

OVERLAND PARK, Kan., April 28, 2016 – YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for first quarter 2016 of $1.120 billion and consolidated operating income of $13.4 million, which included a $0.3 million gain on property disposals. As a comparison, the company reported consolidated operating revenue of $1.186 billion for the first quarter 2015 and consolidated operating income of $3.7 million, which included a $1.3 million loss on property disposals.

Financial Highlights

•	On a non-GAAP basis, the company generated Adjusted EBITDA of $62.9 million in first quarter 2016 for a consolidated Adjusted EBITDA margin of 5.6%, and a $4.1 million increase compared to the $58.8 million of Adjusted EBITDA reported in the prior year comparable quarter (as detailed in the reconciliation below).

•	Last twelve month (LTM) Adjusted EBITDA increased to $337.4 million for a consolidated Adjusted EBITDA margin of 7.1%, and an improvement of $57.0 million from the $280.4 million of LTM Adjusted EBITDA in the first quarter of 2015.

•	The total debt-to-Adjusted EBITDA ratio improved from 3.90 times in the first quarter 2015 to 3.20 times in first quarter 2016.

•	Reinvestment in the business continued during first quarter 2016 with $19.8 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $33.4 million, for a total of $53.2 million which is equal to 4.75% of operating revenue for the quarter. This total is in line with the $56.4 million of reinvestment in first quarter 2015. The vast majority of the investment was in tractors, trailers and technology.

•	Cash, cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under the company’s ABL facility increased by $46.5 million at the end of the first quarter 2016, compared to a year ago.

Operational Highlights

•	YRC Freight recently added its new Accelerated service which allows customers’ non-guaranteed shipments to reach their destinations one to two days faster than standard transit times.

•	Improved yield from continued pricing discipline contributed to an operating ratio of 98.8 on a consolidated basis, which was a year-over-year improvement of 90 basis points. This included a 60 basis points improvement at YRC Freight with a reported operating ratio of 99.4 and a 190 basis points improvement at the Regional segment to 97.1.

•	First quarter 2016 tonnage per day decreased 6.7% at YRC Freight and 3.8% at the Regional segment compared to the first quarter 2015.

•	At YRC Freight, excluding fuel surcharge, first quarter 2016 revenue per shipment increased 1.8% and revenue per hundredweight increased by 3.7% when compared to the same period in 2015. Including fuel surcharge, revenue per shipment decreased 2.3% and revenue per hundredweight decreased 0.5%.

•	At the Regional segment, excluding fuel surcharge, first quarter 2016 revenue per shipment increased 0.8% and revenue per hundredweight increased by 2.4% compared to the first quarter 2015. Including fuel surcharge, revenue per shipment decreased 3.1% and revenue per hundredweight decreased 1.6%.

Liquidity Update

•	At March 31, 2016, the company had cash, cash equivalents and Managed Accessibility under its ABL facility totaling $222.1 million. For comparison, as of March 31, 2015, cash and cash equivalents and Managed Accessibility totaled $175.6 million.

•	For the three months ended March 31, 2016, cash used in operating activities was $11.1 million as compared to cash used in operating activities of $25.8 million for the three months ended March 31, 2015, an improvement of $14.7 million.

“In the first quarter of 2016, our consolidated Adjusted EBITDA improved by 7% compared to a year ago and improved 20% on an LTM basis,” said James Welch, chief executive officer at YRC Worldwide. “These results were driven by consistent and improved customer service, base rate increases, tightly managed costs and productivity gains. Additionally, our ongoing focus to improve price, freight mix and profitability has contributed to higher year-over-year revenue per hundredweight, excluding fuel surcharge, for 8 consecutive quarters at YRC Freight and 20 consecutive quarters at the Regional segment,” stated Welch.

“While we have made significant strides, we must balance the volume equation with our strategy to get the right freight at the right price running through our networks,” Welch continued. “Our intent is to remain disciplined and true to this strategy. We believe that reinvesting in our people, technology and equipment, combined with projected capacity constraints from regulations and eventually a stronger economic environment will bode well for us over the long term. Despite near-term headwinds from decreasing fuel surcharge revenue and an inconsistent industrial economy, we believe LTL pricing remains rational.

“We take pride in partnering with our customers and their feedback was the driving force behind the addition of YRC Freight’s new Accelerated service. The company’s existing dual speed network made the addition of this service possible. I’m extremely proud of our employees for implementing this new offering while enhancing our flexible supply chain solutions and most importantly, meeting our customers’ needs,” concluded Welch.

Key Segment Information – first quarter 2016 compared to first quarter 2015

YRC Freight	2016	2015	Percent Change
Workdays	63.5	62.5
Operating revenue (in millions)	$695.7	$737.6	(5.7)%
Operating income (in millions)	$4.1	$0.2	NM	(a)
Operating ratio	99.4	100.0	(0.6	)pp
Total tonnage per day (in thousands)	23.38	25.05	(6.7)%
Total shipments per day (in thousands)	39.58	41.66	(5.0)%
Revenue per hundredweight incl FSC	$23.42	$23.55	(0.5)%
Revenue per hundredweight excl FSC	$21.42	$20.66	3.7%
Revenue per shipment incl FSC	$277	$283	(2.3)%
Revenue per shipment excl FSC	$253	$249	1.8%
Total weight/shipment (in pounds)	1,181	1,203	(1.8)%

(a)	Not Meaningful

Regional Transportation	2016	2015	Percent Change
Workdays	64.5	64.5
Operating revenue (in millions)	$424.8	$448.8	(5.3)%
Operating income (in millions)	$12.4	$4.6	169.6%
Operating ratio	97.1	99.0	(1.9	)pp
Total tonnage per day (in thousands)	29.46	30.64	(3.8)%
Total shipments per day (in thousands)	39.65	40.58	(2.3)%
Revenue per hundredweight incl FSC	$11.19	$11.36	(1.6)%
Revenue per hundredweight excl FSC	$10.27	$10.03	2.4%
Revenue per shipment incl FSC	$166	$172	(3.1)%
Revenue per shipment excl FSC	$153	$151	0.8%
Total weight/shipment (in pounds)	1,486	1,510	(1.6)%

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, April 28, 2016, beginning at 4:30 p.m. ET, 3:30 p.m. CT.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website yrcw.com. A replay of the webcast will also be available at yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations among other items as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBTIDA and Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as secondary measures. The company has provided reconciliations of its non-GAAP measures, EBITDA and Adjusted EBITDA, to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements; the success of our management team in continuing with its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet quality delivery performance standards, and our ability to increase volume and yield and the impact of those improvements to meet our future liquidity and profitability; the uncertainty in the overall economy; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our dependence on our information technology systems in our network operations and the production of accurate information, as well as the risk of system failure, inadequacy or security breach; changes in equity and debt markets; inclement weather; price of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment, as well as state and federal labor laws; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31, 2016	December 31, 2015
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$184.9	$173.8
Restricted amounts held in escrow	20.5	58.8
Accounts receivable, net	463.5	427.4
Prepaid expenses and other	84.3	74.4

Total current assets	753.2	734.4

PROPERTY AND EQUIPMENT:
Cost	2,824.1	2,822.8
Less - accumulated depreciation	(1,907.3)	(1,885.5)

Net property and equipment	916.8	937.3

Intangibles, net	36.5	40.4
Restricted amounts held in escrow	74.5	63.4
Deferred income taxes, net	23.0	23.0
Other assets	59.8	80.9

Total assets	$1,863.8	$1,879.4

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$164.7	$161.1
Wages, vacations, and employee benefits	188.3	195.1
Deferred income taxes, net	23.0	23.0
Other current and accrued liabilities	183.1	178.4
Current maturities of long-term debt	16.0	15.9

Total current liabilities	575.1	573.5

OTHER LIABILITIES:
Long-term debt, less current portion	1,044.2	1,046.5
Deferred income taxes, net	3.8	3.7
Pension and postretirement	341.2	339.9
Claims and other liabilities	292.2	295.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,313.9	2,312.6
Accumulated deficit	(2,251.3)	(2,239.3)
Accumulated other comprehensive loss	(362.9)	(360.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(392.7)	(379.4)

Total liabilities and shareholders’ deficit	$1,863.8	$1,879.4

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2016	2015

OPERATING REVENUE	$1,120.3	$1,186.4

OPERATING EXPENSES:
Salaries, wages and employee benefits	698.1	707.3
Operating expenses and supplies	190.2	228.2
Purchased transportation	115.5	133.4
Depreciation and amortization	40.7	41.6
Other operating expenses	62.7	70.9
(Gains) losses on property disposals, net	(0.3)	1.3

Total operating expenses	1,106.9	1,182.7

OPERATING INCOME	13.4	3.7

NONOPERATING EXPENSES:
Interest expense	26.1	27.6
Other, net	1.1	(3.7)

Nonoperating expenses, net	27.2	23.9

LOSS BEFORE INCOME TAXES	(13.8)	(20.2)
INCOME TAX (BENEFIT) EXPENSE	(1.8)	1.4

NET LOSS	(12.0)	(21.6)
OTHER COMPREHENSIVE LOSS, NET OF TAX	(2.6)	(0.6)

COMPREHENSIVE LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(14.6)	$(22.2)

AVERAGE COMMON SHARES OUTSTANDING - BASIC	32,264	30,799
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	32,264	30,799

LOSS PER SHARE - BASIC	$(0.37)	$(0.70)
LOSS PER SHARE - DILUTED	$(0.37)	$(0.70)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	2016	2015

OPERATING ACTIVITIES:
Net loss	$(12.0)	$(21.6)
Noncash items included in net loss:
Depreciation and amortization	40.7	41.6
Noncash equity based compensation and employee benefits expense	5.2	4.5
(Gains) losses on property disposals, net	(0.3)	1.3
Gain on disposal of equity method investment	(2.3)	—
Other noncash items, net	4.4	1.7
Changes in assets and liabilities, net:
Accounts receivable	(35.2)	(46.4)
Accounts payable	(0.8)	25.6
Other operating assets	(6.9)	(7.1)
Other operating liabilities	(3.9)	(25.4)

Net cash used in operating activities	(11.1)	(25.8)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(19.8)	(21.3)
Proceeds from disposal of property and equipment	4.4	5.5
Restricted escrow receipts	27.2	21.0
Restricted escrow deposits	—	(10.0)
Proceeds from disposal of equity method investment, net	14.6	—
Other, net	—	0.4

Net cash provided by (used in) investing activities	26.4	(4.4)

FINANCING ACTIVITIES:
Repayment of long-term debt	(4.2)	(4.5)

Net cash used in financing activities	(4.2)	(4.5)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11.1	(34.7)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	173.8	171.1

CASH AND CASH EQUIVALENTS, END OF PERIOD	$184.9	$136.4

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(19.8)	$(25.6)
Income tax refund (payment), net	(1.4)	2.2
Debt redeemed for equity consideration	—	17.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months
	2016	2015	%

Operating revenue:
YRC Freight	$695.7	$737.6	(5.7)
Regional Transportation	424.8	448.8	(5.3)
Other, net of eliminations	(0.2)	—

Consolidated	1,120.3	1,186.4	(5.6)

Operating income (loss):
YRC Freight	4.1	0.2
Regional Transportation	12.4	4.6
Corporate and other	(3.1)	(1.1)

Consolidated	$13.4	$3.7

Operating ratio:
YRC Freight	99.4%	100.0%
Regional Transportation	97.1%	99.0%
Consolidated	98.8%	99.7%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of March 31, 2016	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$684.3	$(3.9)	$(11.7)	$668.7
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	44.0	—	(0.3)	43.7
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	276.6	—	(1.6)	275.0

Total debt	$1,078.1	$(3.9)	$(14.0)	$1,060.2

As of December 31, 2015	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$686.0	$(4.3)	$(12.7)	$669.0
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	44.7	—	(0.3)	44.4
Unsecured Second A&R CDA	73.2	—	(0.5)	72.7
Lease financing obligations	278.0	—	(1.7)	276.3

Total debt	$1,081.9	$(4.3)	$(15.2)	$1,062.4

Our total leverage ratio for the four consecutive fiscal quarters ended March 31, 2016 was 3.20 to 1.00.

(a)	ABL Facility capacity $450.0M; borrowing base $442.9M; maximum availability $81.5M; Managed Accessibility $37.2M. Managed Accessibility is defined as maximum availability less the lower of 10% of the borrowing base or 10% of the collateral line cap.

(b)	ABL Facility capacity $450.0M; borrowing base $441.7M; maximum availability $79.7M; Managed Accessibility $35.5M. Managed Accessibility is defined as maximum availability less the lower of 10% of the borrowing base or 10% of the collateral line cap.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2016	2015
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(12.0)	$(21.6)
Interest expense, net	26.0	27.4
Income tax expense (benefit)	(1.8)	1.4
Depreciation and amortization	40.7	41.6

EBITDA	52.9	48.8
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(0.3)	1.3
Letter of credit expense	2.2	2.2
Nonrecurring consulting fees	—	2.9
Permitted dispositions and other	—	0.2
Equity based compensation expense	1.8	0.5
Amortization of ratification bonus	4.6	5.2
Loss on extinguishment of debt	—	0.6
Other, net (a)	1.7	(2.9)

Adjusted EBITDA	$62.9	$58.8

Operating revenue	$1,120.3	$1,186.4
Adjusted EBITDA margin	5.6%	5.0%

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months
Adjusted EBITDA by segment:	2016	2015
YRC Freight	$30.1	$32.1
Regional Transportation	33.4	26.2
Corporate and other	(0.6)	0.5

Adjusted EBITDA	$62.9	$58.8

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
YRC Freight segment	2016	2015
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$4.1	$0.2
Depreciation and amortization	22.7	23.9
Gains on property disposals, net	(0.8)	(0.2)
Letter of credit expense	1.4	1.5
Nonrecurring consulting fees	—	2.9
Amortization of ratification bonus	3.0	3.3
Other, net (a)	(0.3)	0.5

Adjusted EBITDA	$30.1	$32.1

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months
Regional Transportation segment	2016	2015
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$12.4	$4.6
Depreciation and amortization	18.0	17.7
Losses on property disposals, net	0.5	1.5
Letter of credit expense	0.7	0.5
Amortization of ratification bonus	1.6	1.9
Other, net (a)	0.2	—

Adjusted EBITDA	$33.4	$26.2

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months
Corporate and other	2016	2015
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(3.1)	$(1.1)
Letter of credit expense	0.1	0.2
Permitted dispositions and other	—	0.2
Equity based compensation expense	1.8	0.5
Other, net (a)	0.6	0.7

Adjusted EBITDA	$(0.6)	$0.5

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended March 31

(Amounts in millions)

(Unaudited)

	2016	2015
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$10.3	$(19.1)
Interest expense, net	105.7	118.7
Income tax benefit	(8.3)	(10.6)
Depreciation and amortization	162.8	164.2

EBITDA	270.5	253.2
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	0.3	(10.8)
Letter of credit expense	8.8	9.1
Restructuring professional fees	0.2	3.1
Nonrecurring consulting fees	2.2	2.9
Permitted dispositions and other	0.2	1.8
Equity based compensation expense	9.8	8.2
Amortization of ratification bonus	18.3	20.8
Loss on extinguishment of debt	—	0.6
Non-union pension settlement charge	28.7	—
Other, net (a)	(1.6)	(8.5)

Adjusted EBITDA	$337.4	$280.4

Operating revenue	$4,766.3	$5,044.3
Adjusted EBITDA margin	7.1%	5.6%

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	1Q16	1Q15	4Q15	Y/Y % (b)	Sequential % (b)
Workdays	63.5	62.5	61.5

Total picked up revenue (in millions) (a)	$695.6	$737.4	$719.5	(5.7)	(3.3)
Total tonnage (in thousands)	1,485	1,566	1,504	(5.2)	(1.3)
Total tonnage per day (in thousands)	23.38	25.05	24.46	(6.7)	(4.4)
Total shipments (in thousands)	2,514	2,604	2,517	(3.5)	(0.1)
Total shipments per day (in thousands)	39.58	41.66	40.92	(5.0)	(3.3)
Total picked up revenue/cwt.	$23.42	$23.55	$23.91	(0.5)	(2.0)
Total picked up revenue/cwt. (excl. FSC)	$21.42	$20.66	$21.48	3.7	(0.3)
Total picked up revenue/shipment	$277	$283	$286	(2.3)	(3.2)
Total picked up revenue/shipment (excl. FSC)	$253	$249	$257	1.8	(1.4)
Total weight/shipment (in pounds)	1,181	1,203	1,196	(1.8)	(1.2)

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$695.7	$737.6	$733.7
Change in revenue deferral and other	(0.1)	(0.2)	(14.2)

Total picked up revenue	$695.6	$737.4	$719.5

	Regional Transportation
	1Q16	1Q15	4Q15	Y/Y % (b)	Sequential % (b)
Workdays	64.5	64.5	59.5
Total picked up revenue (in millions) (a)	$425.1	$449.1	$409.4	(5.3)	3.8
Total tonnage (in thousands)	1,900	1,976	1,761	(3.8)	7.9
Total tonnage per day (in thousands)	29.46	30.64	29.59	(3.8)	(0.4)
Total shipments (in thousands)	2,558	2,617	2,388	(2.3)	7.1
Total shipments per day (in thousands)	39.65	40.58	40.13	(2.3)	(1.2)
Total picked up revenue/cwt.	$11.19	$11.36	$11.63	(1.6)	(3.8)
Total picked up revenue/cwt. (excl. FSC)	$10.27	$10.03	$10.50	2.4	(2.2)
Total picked up revenue/shipment	$166	$172	$171	(3.1)	(3.1)
Total picked up revenue/shipment (excl. FSC)	$153	$151	$155	0.8	(1.4)
Total weight/shipment (in pounds)	1,486	1,510	1,475	(1.6)	0.8

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$424.8	$448.8	$409.2
Change in revenue deferral and other	0.3	0.3	0.2

Total picked up revenue	$425.1	$449.1	$409.4

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.